UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

ConnectM Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41389	87-2898342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mount Royal Avenue, Suite 550 Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 395-1333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Ancillary Documents

On August 31, 2026, ConnectM Technology Solutions, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Ascent Partners Fund LLC, a Delaware limited liability company (the “Purchaser”), pursuant to which the Company agreed to issue and sell to the Purchaser certain senior secured convertible promissory notes and warrants, for aggregate gross proceeds of up to $5,000,000 in a private placement transaction (the “Transaction”).

Pursuant to the Purchase Agreement, on the initial closing date, the Company issued to the Purchaser: (i) a senior secured convertible promissory note in the original principal amount of $200,000 (“Note One”), with a purchase price of $228,571.43 (reflecting an original issue discount of $28,571.43) and (ii) warrants (the “Warrants”) to purchase shares of the Company’s common stock (“Common Stock”).

The closing of the $200,000 tranche represents the first initial tranche under the Purchase Agreement, and the Company expects the closing of a second tranche of $2,300,000 to occur by Friday, September 4, 2026.

Note One bears interest at a rate of 10% per annum and matures in August 2027. Upon the occurrence of a listing event (the “Listing Event”), Note One will automatically convert into shares of the Company’s Series C Convertible Preferred Stock (“Series C Preferred Stock”), having the rights, preferences, powers, qualifications, limitations and restrictions set forth in the Certificate of Designation and Preferences relating thereto filed with the Secretary of State of the State of Delaware on September 3, 2026 (“Certificate of Designation”). Note One is also convertible into shares of Common Stock at the option of the holder at a conversion price determined in accordance with the terms thereof, subject to adjustment. The Warrants are exercisable for a period of five years from the date of issuance at an exercise price to be determined, subject to adjustment. The number of warrant shares is calculated by dividing 50% of the initial principal amount of the Notes by the exercise price.

In connection with the Transaction, the Company entered into a Security Agreement (the “Security Agreement”) with the Purchaser, pursuant to which the Company granted a first-priority security interest in substantially all assets of the Company, including 160,000,000 equity shares of Blue Cloud Softech Solutions Limited (the “Blue Cloud Shares”), as collateral to secure the Company’s obligations under the Notes and the other Transaction Documents.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions for a transaction of this type, including negative covenants restricting the Company from incurring additional indebtedness, creating liens, making restricted payments, and entering into certain issuances without the Purchaser’s consent. The Purchase Agreement also provides the Purchaser with a right of first refusal on subsequent financings (up to 33% participation, or 100% for equity lines of credit) and most-favored-nation protections.

Registration Rights Agreement

In connection with the Offering, the Company entered into a registration rights agreement with each of the Purchaser (the “Registration Rights Agreement”), pursuant to which the Company is required to prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act, covering the resale of the shares underlying the senior secured convertible promissory notes and warrants The Company is required to file the Registration Statement with the SEC within 60 days of the Closing Date and is required to have the Registration Statement declared effective by the SEC in accordance with the terms of the Registration Rights Agreement.

The foregoing summaries of the Purchase Agreement, Note One, the Warrants, the Certificate of Designation, the Security Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 3.1, 4.1, 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Note and the Warrants is incorporated herein by reference. The securities were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The Purchaser represented that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series C Convertible Preferred Stock

On September 4, 2026, in connection with the Purchase Agreement, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware, designating 4,000 shares of preferred stock as Series C Convertible Preferred Stock, par value $0.0001 per share, with a stated value of $1,000.00 per share.

Dividends

The Series C Preferred Stock bears cumulative dividends at a rate of 10% per annum on the Stated Value, payable monthly in cash or by increasing the Conversion Amount. During the continuance of a Negative Event, the dividend rate automatically increases to 24% per annum.

Conversion Rights

At any time following the date that is six months after the Listing Event, holders are entitled to convert their shares into Common Stock at a Conversion Rate determined by dividing the Conversion Amount by the Conversion Price. The Conversion Price is the lower of (i) the Listing Event Price or (ii) during a Negative Event, 95% of the lowest VWAP of the Common Stock during the five consecutive trading days ending on the trading day immediately preceding delivery of the conversion notice. A holder shall not convert to the extent it would beneficially own in excess of 9.99% of the outstanding Common Stock (the “Beneficial Ownership Limitation”).

Redemption Rights

Upon the occurrence of a Redemption Trigger Event (including a Change of Control, Fundamental Transaction, Subsequent Offering, or Negative Event), holders may require the Company to redeem their shares at the Redemption Price, which is 110% of the Liquidation Amount (or 100% in the case of a Subsequent Offering). The Company may also redeem shares at its option at the Redemption Price upon not less than 30 days’ prior written notice, subject to each holder’s conversion right.

Liquidation Preference

In the event of a liquidation, dissolution or winding up, holders are entitled to receive the greater of (a) 110% of the Stated Value plus accrued and unpaid Dividends and Late Charges, or (b) the amount the holder would receive upon conversion into Common Stock immediately prior to such event, in each case before any distribution to holders of Common Stock.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation and Preferences of The Series C Convertible Preferred, filed with the Secretary of State of the State of Delaware on September 3, 2026.
4.1	Warrant to Purchase Common Stock, dated August 31, 2026.
10.1	Securities Purchase Agreement, dated August 31, 2026.
10.2	Senior Secured Convertible Promissory Note One, dated August 31, 2026
10.3	Security Agreement, dated August 31, 2026.
10.4	Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2026

ConnectM Technology Solutions, Inc.

By:	/s/ Bhaskar Panigrahi
Name:	Bhaskar Panigrahi
Title:	Chief Executive Officer